Exhibit 99

FOR RELEASE 4:00 PM EST, THURSDAY, JANUARY 31, 2008

Contact:                       Robert S. Tissue, Sr. Vice President & CFO
Telephone:                  (304) 530-0552
Email:                            rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS EARNINGS FOR THE YEAR AND FOURTH QUARTER 2007

MOOREFIELD, WV -- January 31, 2008--Summit Financial Group, Inc. (NASDAQ: SMMF) today reported fiscal year and fourthquarter 2007 financial results from continuing operations,which excludes from income substantially all business activities of Summit Mortgage, its residential mortgage loan origination unit, which ceased operations in January 2007.  Income from continuing operations for 2007 was $13.5 million or $1.85 per diluted share, an increase of 22.4 percent and 20.1 percent, respectively, compared with $11.1 million or $1.54 per diluted share reported for the prior-year.  Excluding mark-to-market changes in fair value of interest rate swaps, income from continuing operations was $12.6 million for 2007 compared to $11.1 million for 2006.  2007 results from continuing operations reflect strong loan growth, well-controlled operating expenses and a stable net interest margin year-over-year.

For the fourthquarter of 2007, Summit’s income from continuing operations was $3.9 million or $0.52 per diluted share compared with the $2.7 million or $0.39 per diluted share reported for the prior-year quarter, an increase of 40.7 percent and 33.3 percent, respectively.  Excluding mark-to-market changes in fair value of interest rate swaps, fourth quarter 2007 income from continuing operations was $3.4 million compared to $2.7 million for the same period in 2006.

H. Charles Maddy, III, president and chief executive officer of Summit, commented, "This has not been an easy year for the banking industry, and we include Summit in that statement.  We continue to perform well by virtue of our strong markets, our conservative loan and administration policies, and the dedication of our staff.  We are expanding successfully in a weak banking environment, keeping our expenses in check and our revenues growing proportionately to our asset size.  We are seeing some signs of weakness in our loan portfolio, but so far, these have been at a manageable level.”

Highlights of the year include:

•	Settlement of the Corinthian Mortgage litigation in Q4

•	Completion of the acquisition of the Kelly Agencies in Q3

•	Agreement to acquire Greater Atlantic Financial Corp. in Q2; plan to close in Q1 ‘08

•	Consolidation of our two subsidiary banks under the “Summit Community Bank” name in Q2

Mr. Maddy continued, “The big news for us in 2007 is that we have completely exited from our mortgage banking business following settlement of litigation that carried a high price.  However, we are relieved to be rid of the uncertainties that have compromised our ability to focus on our core banking business.  We are ready to move ahead to close and consolidate our acquisition of Greater Atlantic in the first quarter of 2008.  We are confident of our ability to run an outstanding community bank, and Greater Atlantic represents an extension of our core expertise.”

“Our accomplishments this past year position us well for continued growth.  We consolidated our two banks into one, unifying our brand and improving our operating efficiency.  We completed the acquisition of the Kelly Agencies, two Leesburg, Virginia-based insurance agencies primarily specializing in group health, life and disability benefit plans.  This acquisition is already performing well for us, generating approximately $1 million of commission revenue per quarter.  Next on our agenda is the completion of the Greater Atlantic acquisition, consisting of five branches in some of the highest growth and wealthiest markets in the country.  We anticipate closing on the Greater Atlantic acquisition during the first quarter of 2008.”

Consolidated net income for 2007 was $6.5 million or $0.88 per diluted share, compared with $8.3 million or $1.15 per diluted share reported for 2006, a decline of 21.8 percent and 23.5 percent, respectively.  2007 consolidated results include a loss from discontinued operations related to Summit Mortgage of $7.1 million, or $0.97 per diluted share, which includes a $5.8 million after-tax charge to settle the Corinthian litigation.  2006 results include a loss from discontinued operations of $2.8 million, or $0.39 per diluted share.

On a consolidated basis, Summit reported a fourth quarter 2007 net loss of $2.8 million, or $0.37 per diluted share, compared with net income of $207,000, or $0.03 per diluted share for the prior-year fourth quarter.  Consolidated results for the fourth quarter also reflect the above-mentioned 2007 litigation settlement and a charge to terminate the mortgage company in 2006.

For 2007, the returns on average shareholders’ equity and average assets from continuing operations calculated in accordance with GAAP were 15.39 percent and 1.04 percent, respectively, compared with prior-year ratios of 13.99 percent and 0.94 percent.  Fourth quarter 2007 returns on average shareholders’ equity and average assets from continuing operations were 16.23 percent and 1.13 percent, respectively, compared with prior-year ratios of 13.37 percent and 0.89 percent.

Total revenues for 2007 were $46.4 million, consisting of $39.0 million of net interest income plus $7.4 million of noninterest income, an increase of 17.4 percent compared to total revenues of $39.5 million in 2006.  Net interest income for the year increased 8.8 percent above 2006, reflecting 10.7 percent growth in average earning assets, partially offset by a 12 basis point decline in the net interest margin, to 3.26 percent.

Total revenue for the fourth quarter of 2007 was $13.0 million, up 26.3 percent from fourth quarter 2006 revenue of $10.3 million.  Net interest income was $10.3 million, up 10.3 percent from the year-ago quarter, from the combined impact of an 11.6 percent increase in average earning assets and an eight basis point decline in the net interest margin, to 3.24 percent.  Mr. Maddy commented, “Unlike many community banks, Summit’s balance sheet is liability-sensitive, and in this sharply declining interest-rate environment, our net interest margin should strengthen.  Competitive pressures from loan and deposit pricing still remain formidable, but with respect to loan pricing, some of our competitors are just not quite as competitive as they were in the past.”

Mr. Maddy added, “Our fee-based revenue has been growing solidly.  Service fee income is growing incrementally each quarter, and the contribution of insurance commissions surged to approximately 50 percent of noninterest income this quarter (excluding the impact of interest rate swaps from noninterest income).  We completed our acquisition of the Kelly Insurance Agencies on July 2, 2007, and for each of the two most recent 2007 quarters, insurance commissions increased by $1 million per quarter.”

For 2007, noninterest income was $7.4 million, up $3.7 million or 102.5 percent from the $3.6 million reported for fiscal 2006.  Excluding changes in fair value of interest rate swaps and the net cash settlement of interest on these swaps from fiscal 2007 and 2006, and further excluding the $2.1 million of insurance revenues from the Kelly Agencies acquisition, noninterest income from organic sources was $4.5 million, up $249,000 or 5.8 percent above fiscal 2006.  Service fee income increased $246,000, or 8.9 percent, to $3.0 million, compared to $2.8 million for the prior-year.  For the fourth quarter of 2007, noninterest income was $2.7 million, up $1.8 million from the $946,000 recorded for the year-ago quarter.  Service fee income increased $161,000, or 22.9 percent, to $863,000 for fourth quarter of 2007.

2007 noninterest expense was $25.1 million, a 16.1 percent, or $3.5 million increase over the $21.6 million record for the previous fiscal year.  Salaries and benefits accounted for 79.9 percent of the increase, increasing $2.8 million, or 23.6 percent, to $14.6 million for the year; 2007 results include the addition of 34 employees associated with the acquisition of the Kelly Agencies.  The efficiency ratio for continuing operations was 53.00 percent for 2007, compared with 52.15 percent for 2006.  For the fourth quarter of 2007, noninterest expense was $6.9 million, up 30.4 percent or $1.6 million from the fourth quarter of 2006, and 1.3 percent or $90,000 from the linked quarter. The efficiency ratio (for continuing operations) was 53.03 percent for the fourth quarter of 2007, compared with 49.61 percent for the prior-year fourth quarter, and 53.91 percent for the linked quarter.

Assets at December 31, 2007 were $1.44 billion, an increase of $200.0 million, or 16.2 percent, over the prior-year period.  Loans, net of unearned income, were $1.06 billion at period end, up $138.1 million, or 15.0 percent, year over year.  Loan growth was distributed across virtually every loan category (except consumer loans); however, commercial real estate (CRE) loans, the largest loan category at 36.1 percent of the portfolio, was also the driver of 2007 loan growth, up $70.3 million year-over-year; CRE contributed approximately 50 percent of total loan growth for the year.  Residential real estate, the second largest loan category at 30.3 percent, contributed approximately $40 million of loan growth, mostly in the second half of the year.  Growth of construction and development loans slowed substantially this year with only a $9.5 million increase, its portfolio share reduced to 21.2 percent from 23.3 percent at year-end 2006.

At December 31, 2007, nonperforming assets were $12.4 million, or 0.86 percent of total assets, compared with $7.7 million, or 0.58 percent for the linked quarter and $5.4 million, or 0.43 percent for the year-ago quarter. Residential real estate loans account for approximately $4.9 million of nonperforming assets, and construction and development loans – largely residential – accounted for an additional $2.0 million. Commercial real estate loans totaled approximately $2.5 million of nonperforming assets.  Mr. Maddy noted, “Although our level of nonperforming assets has doubled as a percent of total assets over the course of the past year, we believe our loans are solidly underwritten and supported by real property that should retain its value better than in many markets. Anticipated population growth should serve to absorb the additional housing inventory within a reasonable timeframe.  A bright spot has been the CRE portfolio, which has performed well and has yet to demonstrate substantial signs of weakness.”

For the current quarter, the Company had net charge-offs of $285,000, or an annualized 0.11 percent of average loans, compared with $566,000, or an annualized 0.23 percent for the linked quarter, and $263,000, or 0.11 percent annualized for the year earlier period. Mr. Maddy commented, “We experienced very low charge-offs on loans that are part of our continuing operations.  Approximately $464,000 of charge-offs during the year were loans made by Summit Mortgage; when we discontinued its operations earlier this year, we were obligated to provide recourse for up to one year with respect to nonperforming previously sold loans.  We reserved accordingly, and the obligation period will end in first quarter 2008.  At December 31, 2007, loan loss reserves were 0.86 percent of loans outstanding.

Total deposits at December 31, 2007 were $828.7 million compared with $888.7 million at the prior year-end, a decrease of $60 million or 6.8 percent.  Brokered deposits declined by $103.2 million or 36.9 percent over the past year, to $176.4 million at December 31, 2007, while Summit’s retail deposit portfolio increased by $43.2 million, or 7.1 percent, to $652.3 million at year-end 2007.  Retail deposits now account for 78.7 percent of total deposits, compared with 68.5 percent at year end 2006.

Shareholders’ equity at December 31, 2007 was $89.4 million, an increase of 13.5 percent over the last twelve months.  Common shares outstanding totaled 7,408,941 at year-end, compared with 7,089,680 for the prior-year end.  The increase includes the issuance of approximately 318,000 shares during the third quarter of 2007 for the acquisition of the Kelly Agencies.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.44 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank.  Summit also operates Summit Insurance Services, LLC.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted several GAAP performance measures  to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its  Statements of Income .  Management  believes presentations of financial measures excluding the impact of this item provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy.  We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2007 vs Q4 2006

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2007	12/31/2006	Change
Condensed Statements of Income
Interest income
Loans, including fees	$20,199	$18,746	7.8%
Securities	3,590	3,131	14.7%
Other	8	7	14.3%
Total interest income	23,797	21,884	8.7%
Interest expense
Deposits	7,759	8,990	-13.7%
Borrowings	5,697	3,518	61.9%
Total interest expense	13,456	12,508	7.6%
Net interest income	10,341	9,376	10.3%
Provision for loan losses	750	930	-19.4%
Net interest income after provision
for loan losses	9,591	8,446	13.6%
Noninterest income
Insurance commissions	1,157	228	407.5%
Service fee income	863	702	22.9%
Securities gains (losses)	-	-	n/a
Net cash settlement on interest rate swaps	(183)	(197)	-7.1%
Change in fair value of interest rate swaps	783	50	1466.0%
Other income	78	163	-52.1%
Total noninterest income	2,698	946	185.2%
Noninterest expense
Salaries and employee benefits	4,090	2,899	41.1%
Net occupancy expense	466	378	23.3%
Equipment expense	568	480	18.3%
Professional fees	152	252	-39.7%
Other expenses	1,634	1,291	26.6%
Total noninterest expense	6,910	5,300	30.4%
Income from continuing operations before income taxes	5,379	4,092	31.5%
Income taxes	1,511	1,343	12.5%
Income from continuing operations	3,868	2,749	40.7%
Discontinued operations
Exit costs and impairment of long-lived assets	(435)	(2,480)	-82.5%
Operating income (loss)	(9,549)	(1,373)	595.5%
Income (loss) from discontinued operations
before income taxes	(9,984)	(3,853)	159.1%
Income taxes	(3,347)	(1,311)	155.3%
Income (loss) from discontinued operations	(6,637)	(2,542)	161.1%

Net Income	$(2,769)	$207	-1437.7%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2007 vs Q4 2006

	For the Quarter Ended		Percent
	12/31/2007	12/31/2006	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.52	$0.39	33.3%
Diluted	$0.52	$0.39	33.3%
Earnings per share from discontinued operations
Basic	$(0.89)	$(0.36)	147.2%
Diluted	$(0.89)	$(0.36)	147.2%
Earnings per share
Basic	$(0.37)	$0.03	-1333.3%
Diluted	$(0.37)	$0.03	-1333.3%

Average shares outstanding
Basic	7,401,684	7,091,560	4.4%
Diluted	7,450,049	7,150,407	4.2%

Performance Ratios
Return on average equity	-11.62%	1.01%	-1250.5%
Return on average equity - continuing operations	16.23%	13.37%	21.4%
Return on average assets	-0.81%	0.07%	-1257.1%
Return on average assets - continuing operations	1.13%	0.89%	27.0%
Net interest margin	3.24%	3.32%	-2.4%
Efficiency ratio - continuing operations (A)	53.03%	49.61%	6.9%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2007 vs 2006

	For the Years Ended		Percent
Dollars in thousands	12/31/2007	12/31/2006	Change
Condensed Statements of Income
Interest income
Loans, including fees	$77,911	$68,656	13.5%
Securities	13,422	11,562	16.1%
Other	51	60	-15.0%
Total interest income	91,384	80,278	13.8%
Interest expense
Deposits	34,296	28,312	21.1%
Borrowings	18,021	16,067	12.2%
Total interest expense	52,317	44,379	17.9%
Net interest income	39,067	35,899	8.8%
Provision for loan losses	2,055	1,845	11.4%
Net interest income after provision
for loan losses	37,012	34,054	8.7%
Noninterest income
Insurance commissions	2,876	924	211.3%
Service fee income	3,004	2,758	8.9%
Securities gains (losses)	-	-	-
Net cash settlement on interest rate swaps	(727)	(533)	36.4%
Change in fair value of interest rate swaps	1,478	(91)	-1724.2%
Other income	726	575	26.3%
Total noninterest income	7,357	3,633	102.5%
Noninterest expense
Salaries and employee benefits	14,608	11,821	23.6%
Net occupancy expense	1,758	1,557	12.9%
Equipment expense	2,004	1,901	5.4%
Professional fees	695	892	-22.1%
Other expenses	6,033	5,438	10.9%
Total noninterest expense	25,098	21,609	16.1%
Income from continuing operations before income taxes	19,271	16,078	19.9%
Income taxes	5,734	5,018	14.3%
Income from continuing operations	13,537	11,060	22.4%
Discontinued operations
Exit costs and impairment of long-lived assets	(312)	(2,480)	-87.4%
Operating income (loss)	(10,347)	(1,750)	491.3%
Income (loss) from discontinued operations
before income taxes	(10,659)	(4,230)	152.0%
Income taxes	(3,578)	(1,427)	150.7%
Income (loss) from discontinued operations	(7,081)	(2,803)	152.6%

Net Income	$6,456	$8,257	-21.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2007 vs 2006

	For the Years Ended		Percent
	12/31/2007	12/31/2006	Change
Per Share Data
Earnings per share from continuing operations
Basic	1.87	$1.55	20.6%
Diluted	1.85	$1.54	20.1%
Earnings per share from discontinued operations
Basic	(0.98)	$(0.39)	151.3%
Diluted	(0.97)	$(0.39)	148.7%
Earnings per share
Basic	$0.89	$1.16	-23.3%
Diluted	$0.88	$1.15	-23.5%

Average shares outstanding
Basic	7,244,011	7,120,518	1.7%
Diluted	7,303,391	7,183,281	1.7%

Performance Ratios
Return on average equity	7.34%	10.44%	-29.7%
Return on average equity - continuing operations	15.39%	13.99%	10.0%
Return on average assets	0.50%	0.70%	-28.6%
Return on average assets - continuing operations	1.04%	0.94%	10.6%
Net interest margin	3.26%	3.38%	-3.6%
Efficiency ratio - continuing operations (A)	53.00%	52.15%	1.6%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Condensed Statements of Income
Interest income
Loans, including fees	$20,199	$19,921	$19,079	$18,712	$18,746
Securities	3,590	3,446	3,263	3,124	3,131
Other	8	9	27	6	7
Total interest income	23,797	23,376	22,369	21,842	21,884
Interest expense
Deposits	7,759	8,627	8,882	9,028	8,990
Borrowings	5,697	4,753	3,960	3,611	3,518
Total interest expense	13,456	13,380	12,842	12,639	12,508
Net interest income	10,341	9,996	9,527	9,203	9,376
Provision for loan losses	750	525	390	390	930
Net interest income after provision
for loan losses	9,591	9,471	9,137	8,813	8,446
Noninterest income
Insurance commissions	1,157	1,303	209	206	228
Service fee income	863	788	736	617	702
Securities gains (losses)	-	-	-	-	-
Net cash settlement on interest rate swaps	(183)	(181)	(179)	(184)	(197)
Change in fair value of interest rate swaps	783	752	(273)	227	50
Other income	78	244	203	191	163
Total noninterest income	2,698	2,906	696	1,057	946
Noninterest expense
Salaries and employee benefits	4,090	4,054	3,238	3,226	2,899
Net occupancy expense	466	466	408	418	378
Equipment expense	568	496	493	446	480
Professional fees	152	176	193	174	252
Other expenses	1,634	1,628	1,386	1,385	1,291
Total noninterest expense	6,910	6,820	5,718	5,649	5,300
Income before income taxes	5,379	5,557	4,115	4,221	4,092
Income taxes	1,511	1,802	1,135	1,286	1,343
Income from continuing operations	3,868	3,755	2,980	2,935	2,749
Discontinued operations
Exit costs and impairment of long-lived assets	(435)	-	43	80	(2,480)
Operating income (loss)	(9,549)	(200)	(227)	(372)	(1,373)
Income (loss) from discontinued operations
before income taxes	(9,984)	(200)	(184)	(292)	(3,853)
Income taxes	(3,347)	(69)	(66)	(97)	(1,311)
Income (loss) from discontinued operations	(6,637)	(131)	(118)	(195)	(2,542)

Net Income	$(2,769)	$3,624	$2,862	$2,740	$207

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Per Share Data
Earnings per share from continuing operations
Basic	$0.52	$0.51	$0.42	$0.41	$0.39
Diluted	$0.52	$0.50	$0.42	$0.41	$0.39
Earnings per share from discontinued operations
Basic	$(0.89)	$(0.02)	$(0.02)	$(0.03)	$(0.36)
Diluted	$(0.89)	$(0.02)	$(0.02)	$(0.03)	$(0.36)
Earnings per share
Basic	$(0.37)	$0.49	$0.40	$0.38	$0.03
Diluted	$(0.37)	$0.48	$0.40	$0.38	$0.03

Average shares outstanding
Basic	7,401,684	7,399,213	7,084,980	7,084,980	7,091,560
Diluted	7,450,049	7,458,515	7,148,241	7,147,170	7,150,407

Performance Ratios
Return on average equity	-11.62%	16.13%	13.59%	13.40%	1.01%
Return on average equity - continuing operations	16.23%	16.71%	14.15%	14.35%	13.37%
Return on average assets	-0.81%	1.11%	0.91%	0.88%	0.07%
Return on average assets - continuing operations	1.13%	1.15%	0.94%	0.94%	0.89%
Net interest margin	3.24%	3.28%	3.28%	3.26%	3.32%
Efficiency ratio - continuing operations (A)	53.03%	53.91%	51.46%	53.50%	49.61%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Assets	$1,435,536	$1,340,679	$1,280,428	$1,254,528	$1,235,519
Securities	300,066	279,289	259,526	258,173	247,874
Loans, net	1,052,489	986,437	949,175	930,769	916,045
Intangible assets	10,055	10,143	3,121	3,159	3,197
Retail deposits	652,296	638,633	626,617	623,431	609,064
Brokered time deposits	176,391	189,966	223,771	253,794	279,623
Short-term borrowings	172,055	124,699	100,901	79,886	60,428
Long-term borrowings and
subordinated debentures	335,327	283,268	236,347	203,408	195,698
Shareholders' equity	89,420	93,475	81,910	81,950	78,752

Book value per share	$12.06	$12.63	$11.56	$11.57	$11.12
Tangible book value per share	$10.70	$11.26	$11.12	$11.12	$10.66
Tangible equity / Tangible assets	5.6%	6.3%	6.2%	6.3%	6.1%
Tier 1 leverage ratio	7.3%	8.1%	7.9%	7.9%	7.8%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Commercial	$92,599	$87,018	$81,292	$69,700	$69,470
Commercial real estate	384,478	352,396	354,833	329,561	314,199
Construction and development	225,270	212,570	198,721	220,430	215,820
Residential real estate	322,640	305,016	283,821	279,564	282,512
Consumer	31,956	33,255	33,937	33,845	36,455
Other	6,641	6,793	7,111	7,209	6,968
Total loans	1,063,584	997,048	959,715	940,309	925,424
Less unearned fees and interest	1,903	1,884	1,772	1,757	1,868
Total loans net of unearned fees and interest	1,061,681	995,164	957,943	938,552	923,556
Less allowance for loan losses	9,192	8,727	8,768	7,783	7,511
Loans, net	$1,052,489	$986,437	$949,175	$930,769	$916,045

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Non interest bearing checking	$65,727	$65,230	$64,373	$60,645	$62,591
Interest bearing checking	222,825	230,491	230,509	230,634	220,167
Savings	40,845	39,596	41,910	44,713	47,984
Time deposits	322,899	303,316	289,825	287,439	278,322
Total retail deposits	$652,296	$638,633	$626,617	$623,431	$609,064

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Gross loan charge-offs	$332	$599	$141	$206	$313
Gross loan recoveries	(47)	(33)	(45)	(87)	(50)
Net loan charge-offs	$285	$566	$96	$119	$263

Net loan charge-offs to average loans (annualized)	0.11%	0.23%	0.04%	0.05%	0.11%
Allowance for loan losses	$9,192	$8,727	$8,768	$7,783	$7,511
Allowance for loan losses as a percentage
of period end loans	0.86%	0.88%	0.91%	0.83%	0.81%
Nonperforming assets:
Nonperforming loans	$10,333	$6,916	$7,307	$4,474	$5,276
Foreclosed properties and
other repossessed assets	2,058	815	851	43	77
Total	$12,391	$7,731	$8,158	$4,517	$5,353

Nonperforming loans to period end loans	0.97%	0.69%	0.76%	0.48%	0.57%
Nonperforming assets to period end assets	0.86%	0.58%	0.64%	0.36%	0.43%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2007 vs Q4 2006
	Q4 2007			Q4 2006
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$ 1,015,397	$ 20,075	7.84%	$ 914,050	$ 18,735	8.13%
Tax-exempt	9,259	188	8.06%	8,591	166	7.67%
Securities
Taxable	234,444	3,008	5.09%	202,758	2,566	5.02%
Tax-exempt	49,760	870	6.94%	47,666	842	7.01%
Interest bearing deposits other banks
and Federal funds sold	479	9	7.45%	517	11	8.44%
Total interest earning assets	1,309,339	24,150	7.32%	1,173,582	22,320	7.55%

Noninterest earning assets
Cash & due from banks	14,391			12,393
Premises & equipment	22,092			23,309
Other assets	35,362			26,786
Allowance for loan losses	(9,033)			(7,339)
Total assets	$ 1,372,151			$ 1,228,731

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$ 225,686	$ 1,575	2.77%	$ 221,943	$ 2,066	3.69%
Savings deposits	38,706	145	1.49%	46,804	243	2.06%
Time deposits	487,609	6,039	4.91%	549,785	6,679	4.82%
Short-term borrowings	147,144	1,724	4.65%	77,044	1,040	5.36%
Long-term borrowings and
subordinated debentures	299,420	3,973	5.26%	176,932	2,478	5.56%
	1,198,565	13,456	4.45%	1,072,508	12,506	4.63%
Noninterest bearing liabilities
Demand deposits	68,123			63,671
Other liabilities	10,131			10,307
Total liabilities	1,276,819			1,146,486

Shareholders' equity	95,332			82,245
Total liabilities and
shareholders' equity	$ 1,372,151			$ 1,228,731

NET INTEREST EARNINGS		$ 10,694			$ 9,814

NET INTEREST YIELD ON EARNING ASSETS			3.24%			3.32%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2007 vs YTD 2006
	For the Years Ended December 31,
	2007			2006
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$963,116	$77,510	8.05%	$872,017	$68,915	7.90%
Tax-exempt	9,270	738	7.96%	8,428	642	7.62%
Securities
Taxable	219,605	11,224	5.11%	193,046	9,403	4.87%
Tax-exempt	47,645	3,289	6.90%	46,382	3,227	6.96%
Interest bearing deposits other banks
and Federal funds sold	1,011	51	5.04%	1,216	62	5.10%
Total interest earning assets	1,240,647	92,812	7.48%	1,121,089	82,249	7.34%

Noninterest earning assets
Cash & due from banks	14,104			13,417
Premises & equipment	22,179			23,496
Other assets	30,795			26,422
Allowance for loan losses	(8,683)			(6,849)
Total assets	$1,299,042			$1,177,575

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$227,014	$7,695	3.39%	$215,642	$7,476	3.47%
Savings deposits	42,254	706	1.67%	42,332	554	1.31%
Time deposits	524,389	25,895	4.94%	458,864	20,282	4.42%
Short-term borrowings	95,437	4,822	5.05%	130,771	6,612	5.06%
Long-term borrowings and
subordinated debentures	245,937	13,199	5.37%	176,422	9,455	5.36%
	1,135,031	52,317	4.61%	1,024,031	44,379	4.33%
Noninterest bearing liabilities
Demand deposits	65,060			64,380
Other liabilities	11,000			10,106
Total liabilities	1,211,091			1,098,517

Shareholders' equity	87,951			79,058
Total liabilities and
shareholders' equity	$1,299,042			$1,177,575

NET INTEREST EARNINGS		$40,495			$37,870

NET INTEREST YIELD ON EARNING ASSETS			3.26%			3.38%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Year Ended
Dollars in thousands	12/31/2007	12/31/2006	12/31/2007	12/31/2006

Income from continuing operations -
excluding changes in fair
value of interest rate swaps	$3,375	$2,718	$12,606	$11,117

Changes in fair value of
interest rate swaps	783	49	1,478	(91)
Applicable income tax effect	(290)	(18)	(547)	34
	493	31	931	(57)
GAAP income from continuing
operations	$3,868	$2,749	$13,537	$11,060